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EXHIBIT 10.4

                                  Bill of Sale
                                  ------------

     KNOW ALL MEN BY THESE PRESENTS THAT Viisage Technology, Inc., a Delaware corporation ( "Buyer") and Lau Acquisition Corp. d/b/a Lau Technologies, a Massachusetts corporation ("Seller") have entered into that certain Asset Purchase Agreement dated as of January 10, 2002 (the "Purchase Agreement"), which provides, inter alia, for the sale by Seller to Buyer the Acquired Assets.
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All capitalized terms used herein shall have the same meaning as in the Purchase
Agreement, unless otherwise defined in this Bill of Sale.

     NOW, THEREFORE, Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, hereby sells, grants, bargains, conveys, transfers, assigns and delivers to Buyer all of Seller's right, title and interest in and to the Acquired Assets, to have and to hold the same, unto and for the use of Buyer or its nominee, forever.

     After delivery of this instrument, Seller hereby covenants and agrees that, at any time and from time to time, at the request of Buyer, Seller shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, to Buyer each and all such further acts, transfers, conveyances, assurances, assignments, bills of sale, endorsements and other documents, in form and substance reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request in order to convey, transfer to, assign, assure, enforce and confirm unto and vest in Buyer title to all or any of the Acquired Assets and to assist Buyer in reducing such Acquired Assets to its possession. Seller hereby grants to Buyer a limited power of attorney solely, coupled with an interest, for purposes of endorsing checks payable to Seller in respect of the accounts receivable included in the Acquired Assets and to execute such documents and take such other actions as necessary in connection with the collection of such accounts receivable.

     This Bill of Sale is made subject to and with the benefit of the respective representations and warranties, covenants, terms, conditions, and other provisions of the Purchase Agreement. In the event of any conflict or other inconsistency between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall be the controlling agreement. The terms and conditions of this Bill of Sale shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.

     The terms and conditions of this Bill of Sale shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, the undersigned have executed and delivered this Bill of Sale as of the 10/th/ day of January, 2002.



                                 LAU ACQUISITION CORP. d/b/a
                                 LAU TECHNOLOGIES

                                 By /s/ Joanna T. Lau
                                    --------------------------------------------

                                    Name:  Joanna T. Lau
                                    Title: President and Chief Executive Officer



                                 VIISAGE TECHNOLOGY, INC.

                                 By /s/ Thomas J. Colatosti
                                    --------------------------------------------

                                    Name:  Thomas J. Colatosti
                                    Title: President and Chief Executive Officer